Exhibit 23.1








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                               ARTHUR ANDERSEN LLP





Consent of Independent Public Accountants



We hereby consent to the incorporation of our report dated November 6, 1995, included in Wandel & Goltermann Technologies, Inc.'s Annual Report to shareholders for the year ended September 30, 1995, into the Company's Registration Statement filed herewith pertaining to the Omnibus Stock Plan of Wandel & Goltermann Technologies, Inc., as amended on February 5, 1996.



                                           Arthur Andersen LLP


Raleigh, North Carolina,
 May 6, 1996

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